UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2005
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-29227 (Commission File No.)	06-1566067 (IRS Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrant’s telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On August 30, 2005, Mediacom Broadband LLC and Mediacom Broadband Corporation (collectively, the “Issuers”), Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent and note registrar, entered into an Indenture in connection with the issuance and sale by the Issuers of $200,000,000 aggregate principal amount of their 8 1/2% Senior Notes due 2015. The Issuers are wholly-owned subsidiaries of Mediacom Communications Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 6, 2005

Mediacom Communications Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer